UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 20, 2023 (January 18, 2023)

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on January 17, 2023, Party City Holdco Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The case are being jointly administered under the caption In re: Party City Holdco Inc., et. al. (Case No.23-90005 (DRJ)) (the “Chapter 11 Cases”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 18, 2023, the Bankruptcy Court approved the Debtors proposed $150.00 million senior secured superpriority priming debtor-in-possession term loan credit facility (the “DIP Facility”) on an interim basis pursuant to the Interim Order for the DIP Facility (as defined herein). On January 19, 2023, certain of the Debtors entered into the credit agreement governing the DIP Facility along with certain financial institutions party thereto as lenders and Ankura Trust Company, LLC, as the administrative agent and collateral agent (the “DIP Credit Agreement”), and the closing of the DIP Facility occurred on the same day.

An initial draw of $75.00 million under the DIP Facility was made on January 19, 2023, and the proceeds will be used in accordance with the DIP Facility budget to, among other things, (i) pay the administrative costs and expenses of the Chapter 11 Cases and the DIP Facility and (ii) fund general corporate purposes. A second draw of $75.00 million will be made available to the Debtors for drawing (in a single draw) for three business days following the entry of an order approving the DIP Facility on a final basis by the Bankruptcy Court (the “Final Order for the DIP Facility” and together with the Interim Order for the DIP Facility, the “DIP Orders”), subject to satisfaction (or waiver) of certain conditions precedent set forth in the DIP Credit Agreement. If undrawn, the commitments under the DIP Facility in respect of such remaining $75.0 million will terminate. The second draw of borrowings for $75.0 million will be used for the same purposes as the first draw.

The DIP Facility will terminate on the earliest of (i) June 19, 2023 (which may, subject to certain conditions, be extended by no more than 30 days); (ii) the effective date of any Chapter 11 plan for the reorganization of any Debtor; (iii) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to Bankruptcy Code section 363; (iv) the date of acceleration or termination of the DIP Facility in accordance with the terms of the DIP Credit Agreement upon an event of default, (v) payment in full in the case of the payment of the backstop and upfront commitment premiums and (iv) February 16, 2023 (or such later date as may be agreed in accordance with the DIP Credit Agreement), unless the Bankruptcy Court enters the Final Order for the DIP Facility ton or prior to such date. The outstanding principal of the DIP Facility is due and payable in full upon termination.

The DIP Facility is secured by perfected senior security interests and liens having the priorities set forth in the DIP Orders on substantially all assets of the Debtors, as further described in the DIP Orders.

Loans under the DIP Facility bear interest at an adjusted secured overnight financing rate with a one-month tenor rate plus 10.0% per annum or an adjusted base rate plus 9.00% per annum. In addition, the DIP Facility provides for the following premiums and fees, as further described in the DIP Credit Agreement: (i) an upfront commitment premium equal to 8.00% of the total commitments that is payable in cash or paid-in-kind, ie., as additional loans, (ii) an undrawn commitment fee equal to 0.50% per annum that is payable in cash, and (iii) a backstop commitment premium payable, at the election of the backstopping lenders, in (a) equity (or equity-linked securities) or (b) cash in an amount equal to 10.00% of the outstanding term loans held by such as of the date the DIP Facility terminates.

The DIP Facility includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type and size.

The description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to (a) the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference and (b) the interim order for the DIP Facility (i) authorizing the Debtors to (a) obtain postpetition financing and (b) use cash collateral, and (c) grant liens and provide superpriority administrative expense claims, (ii) granting adequate protection to certain prepetition secured parties, (iii) modifying the automatic stay, (iv) scheduling a final hearing, and (v) granting related relief (the “Interim Order for the DIP Facility”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the DIP Facility (as defined above) set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2023, the Company was notified by the New York Stock Exchange (the “NYSE”) that, as a result of the Chapter 11 Cases, and in accordance with Section 802.01D of the NYSE Listed Company Manual, the NYSE has commenced proceedings to delist the Company’s common stock from the NYSE. Under NYSE delisting procedures, the Company has the right to appeal this determination. The Company has decided not to appeal this determination.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this Form 8-K can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this Form 8-K. You should not rely on forward-looking statements as predictions of future events. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the second tranche of borrowings under Company’s DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from Chapter 11 Cases as a going concern; the consequences of the acceleration of the Company’s debt obligations; trading price and volatility of the Company’s common stock, and the ability of the Company to remain listed on the New York Stock Exchange, trading price and volatility of the Company’s indebtedness and other claims, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibit

10.1	DIP Credit Agreement by and among the Debtors, certain financial institutions party thereto as lenders and Ankura Trust Company, LLC, as the administrative agent and collateral agent, dated January 19, 2023*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request. In addition, certain portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: January 20, 2023	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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